Exhibit 99.1

In this Exhibit 99.1, unless the context requires otherwise, the words “Leaf Group,” “we,” “company,” “us” and “our” refer to Leaf Group Ltd. and our wholly owned subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Exhibit 99.1 includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this Exhibit 99.1, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “plan,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are so identified. You should not rely upon forward-looking statements as guarantees of future performance or as predictions of future events. We have based these forward-looking statements largely on our current financial results and our current expectations and projections about future events, including those related to the COVID-19 pandemic; our ability to execute our business plan to return to compliance with the continued listing criteria of the New York Stock Exchange; our ability to continue to comply with applicable listing standards within the available cure period; changes by the Small Business Administration, or the SBA, or other governmental authorities regarding the Coronavirus Aid, Relief and Economic Security Act of 2020, or the CARES Act, the SBA Paycheck Protection Program, or the PPP, or related administrative matters and our ability to comply with the terms of the PPP loan, or the PPP Loan, and the CARES Act, including to use the proceeds of the PPP Loan, and to obtain forgiveness of the PPP Loan; and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section entitled “Risk Factors” in this Exhibit 99.1, our most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and in our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Exhibit 99.1 and in our most recent Annual Report on Form 10-K, our most recent quarterly report on Form 10-Q, and any other filings with the SEC may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations, except as otherwise required by law.

You should read this Exhibit 99.1 with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we currently expect.

Business Overview

Leaf Group is a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including home, art and design and fitness and wellness.

Our business is comprised of three segments: Society6 Group, Saatchi Art Group and Media Group.

Society6 Group

Through our Society6 Group segment, we operate leading art and design marketplaces where large communities of artists and designers can market and sell their original art and designs printed on a wide variety of products primarily in the home décor category. Our made-to-order marketplaces, consisting of Society6.com, or Society6, and our wholesale channel, Deny Designs, or collectively, Society6 Group, provide artists and designers with an online commerce platform to feature and sell their original art and designs on an array of consumer products. Our Society6 Group segment primarily generates revenue from the sale of made-to-order products.

As of September 30, 2020, Society6 Group had approximately 400,000 active artists, an increase of more than 14% from the prior year. There are now more than seven million unique designs and more than 75 consumer products available across the Society6 Group product portfolio. During the nine months ended September 30, 2020, Society6 Group facilitated sales to customers located in over 146 countries.

In December 2020, we announced that Society6 had recorded a Gross Transaction Value, or GTV, of $21.3 million for the month of November 2020, which reflects a 161% increase over the GTV recorded for November 2019. We define gross transaction value as the total dollar value of Society6 transactions. Gross transaction value is the total amount paid by the customer for a Society6 product, which consists of the following elements: the product price, inclusive of the commission payable to the artist, shipping charges, and sales taxes, less any promotional discounts. Gross transaction value does not reflect any subsequent cancellations, refunds or credits and does not represent revenue earned by us.

Saatchi Art Group

Our Saatchi Art Group segment is comprised of SaatchiArt.com, or Saatchi Art, a leading online art gallery where a global community of artists exhibit and sell their original artwork directly to consumers through a curated online gallery, and The Other Art Fair, which runs both virtual and in-person art fairs in the United Kingdom, Australia, Canada, and the United States. Saatchi Art’s online art gallery features a wide selection of original paintings, drawings, sculptures and photography. Our Saatchi Art Group segment primarily generates revenue through commissions on the final sale price of original works of art and from various sources relating to the hosting of art fairs, including commissions from the sale of original art, fees paid by artists for stands and through sponsorship opportunities with third-party brands and advertisers.

Through Saatchi Art Group, over 110,000 emerging artists exhibit and sell their original artwork directly to consumers through a curated online gallery or in-person at art fairs hosted in Australia, Canada, the United Kingdom, and the United States. Saatchi Art’s online art gallery features a wide selection of original paintings, drawings, sculptures and photography and has sold works to buyers located in over 91 countries in the nine months ended September 30, 2020. There are currently more than 2.2 million original, unique works available on the Saatchi Art platform.

Media Group

Our Media Group segment brands educate and entertain consumers across a wide variety of life topics, including the popular home, art and design, and fitness and wellness verticals.

In the home, art and design vertical, Hunker is our leading brand inspiring people to improve the space around them. In the fitness and wellness vertical, our leading brands include Well+Good and Livestrong.com, which aim to inspire people to lead healthier lives. We also own and operate OnlyInYourState, the # 2 ranked Travel Information site (according to October 2020 comScore for a single-domain site), a leading U.S.-focused local attractions and review site, highlighting small businesses, hidden gems and natural wonders for an audience of motivated, experience-seekers.

These brands are the leaders in our catalog of 51 other brands (including partner sites) focused on specific categories or interests that we either own and operate or host and operate for our partners. Collectively, our owned and operated media properties reached over 54 million monthly unique visitors in the United States in October 2020 according to comScore.

Our revenues are driven by growing the number of consumers and increasing the number of visits through improving the user and content experience, fostering genuine connections between our audience and their brands and providing engaging advertising or sponsorship opportunities to our partners. We engage directly with brands on unique content and sponsorship opportunities to connect with our diverse consumers. We also leverage programmatic tools and proprietary data to connect advertisers with valuable audiences across our media properties.

Risk Factors—Risks Related to Owning Our Common Stock

Our amended and restated bylaws designate specific courts as the exclusive forums for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Pursuant to our amended and restated bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any state law claims for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (4) any action asserting a claim governed by the internal affairs doctrine, or the Delaware Forum Provision. The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act or the Exchange Act. Our amended and restated bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or the Federal Forum Provision. In addition, our amended and restated bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder.

The Delaware Forum Provision and the Federal Forum Provision in our amended and restated bylaws may impose additional litigation costs on stockholders in pursuing any such claims. Additionally, these forum selection clauses may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders. In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our Federal Forum Provision. If the Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The Court of Chancery of the State of Delaware and the federal district courts of the United States of America may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.